SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2011 (March 1, 2011)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders

(a) On March 1, 2011, Composite Technology Corporation (the “Company”) held its annual Meeting of stockholders.

(b) The following items of business were voted upon by stockholders at the annual meeting:

1.	Directors were elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Benton Wilcoxon	29,654,695	3,201,659	157,792,142
Michael D. McIntosh	31,381,160	1,475,194	157,792,142
D. Dean McCormick	31,153,234	1,703,120	157,792,142
Dennis C. Carey	31,634,104	1,222,250	157,792,142
Michael K. Lee	31,212,185	1,644,169	157,792,142

2.	Ratification of the selection of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

FOR	AGAINST	ABSTAIN
187,922,509	1,914,522	811,465

3.	Ratification of the decision to hold an advisory vote on executive compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,834,872	3,515,057	506,425	157,792,142

4.	Ratification of the decision to set the frequency of holding an advisory vote on executive compensation

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
7,562,610	1,188,064	23,409,223	696,457

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION

Date: March 7, 2011	By:	/s/ Benton H. Wilcoxon
Name: Benton H. Wilcoxon
Title: Chief Executive Officer